Exhibit 10.2

GUARANTY AGREEMENT

dated as of June 29, 2015

by and among

BOOT BARN, INC.,

as Borrower,

BOOT BARN HOLDINGS, INC.,

and

certain Subsidiaries of BOOT BARN HOLDINGS, INC.,

as Guarantors,

in favor of

GCI CAPITAL MARKETS LLC,

as Administrative Agent

i

GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Agreement”), dated as of June 29, 2015, is made by BOOT BARN, INC., a Delaware corporation, as Borrower (the “Borrower”), BOOT BARN HOLDINGS, INC., as Holdings (“Holdings”) and certain Subsidiaries of Holdings (the “Subsidiary Guarantors”), in favor of GCI CAPITAL MARKETS LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties (as defined below).

STATEMENT OF PURPOSE

Pursuant to the terms of the Credit Agreement dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.

Holdings, the Borrower and the Subsidiary Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrower will inure, directly or indirectly to the benefit of each of the Guarantors.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors (as defined below) shall have executed and delivered this Agreement to the Administrative Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, the Guarantors hereby agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

Section 1.1                                    Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Guarantor” means each direct and indirect Subsidiary of Holdings which hereafter becomes a Guarantor pursuant to Section 4.19 hereof and Section 8.13 of the Credit Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantors” means, collectively, the Borrower (except with respect to obligations of the Borrower), Holdings and each Subsidiary Guarantor.

Section 1.2                                    Other Definitional Provisions.  Capitalized terms used and not otherwise defined in this Agreement including the preambles and recitals hereof shall have the meanings ascribed to them in the Credit Agreement.  In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control.  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Where the context requires, terms relating to Collateral or any part thereof, when used in relation to a Guarantor, shall refer to the collateral owned by such Guarantor or the relevant part thereof.

ARTICLE II

GUARANTY

Section 2.1                                    Guaranty.  Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the benefit of the Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Secured Obligations, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower or any other Credit Party, whether or not discharged, stayed or otherwise affected by any Debtor Relief Law or proceeding thereunder, whether created directly with the Administrative Agent or any Secured Party or acquired by the Administrative Agent or any other Secured Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Secured Obligations, including all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”); provided that the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

Section 2.2                                    Bankruptcy Limitations on Guarantors.  Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor and the Secured Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Debtor Relief Laws after giving effect to Section 2.3(a).  To that end, but only in the event and to the extent that after giving effect to Section 2.3(a) such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Debtor Relief Laws after giving effect to Section 2.3(a), the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Debtor Relief Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Debtor Relief Laws.  To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against such Guarantor.  The first sentence of this Section 2.2 is intended solely to preserve the rights of the Secured Parties hereunder against such Guarantor in such proceeding to the maximum extent permitted by Debtor Relief Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Debtor Relief Laws in such proceeding.

Section 2.3                                    Agreements for Contribution.

(a)                                 The Guarantors (other than the Borrower) hereby agree among themselves that, if any such Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment.  The payment obligations of each Guarantor (other than the Borrower) under this Section 2.3(a) shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been indefeasibly paid in full in cash and the Commitments terminated, and no such Guarantor shall exercise any right or remedy under this Section 2.3(a) against any other Guarantor until such Guaranteed Obligations have been indefeasibly paid in full in cash and the Commitments terminated.  For purposes of this Section 2.3(a), (i) “Excess Payment” shall mean the amount paid by a Guarantor in excess of its Ratable Share (as defined below) of any Guaranteed Obligations; (ii) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors (other than the Borrower) exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of all of the Guarantors (other than the Borrower); provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any such Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (iii) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors

(other than the Borrower and other than the maker of such Excess Payment) exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of all of the Guarantors (other than the Borrower and other than the maker of such Excess Payment); provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.  Each of the Guarantors (other than the Borrower) recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  This Section 2.3 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against the Borrower or any other Credit Party in respect of any payment of Guaranteed Obligations.

(b)                                 No Subrogation.  Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any other Secured Party, or the receipt of any amounts by the Administrative Agent or any other Secured Party with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or the other Guarantors or against any collateral security held by the Administrative Agent or any other Secured Party for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Secured Parties (other than the contingent indemnification obligations and cost reimbursement obligations then due) on account of the Guaranteed Obligations are indefeasibly paid in full (other than the contingent indemnification obligations and cost reimbursement obligations then due) in cash and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

Section 2.4                                    Nature of Guaranty.

(a)                                 Each Guarantor agrees that this Agreement is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Agreement shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i)                                     the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement, any other Loan Document, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other agreement, document or instrument to which the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party;

(ii)                                  the absence of any action to enforce this Agreement, the Credit Agreement, any other Loan Document, Secured Hedge Agreement or Secured Cash Management Agreement, or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions of this Agreement, the Credit Agreement, any other Loan Document, Secured Hedge Agreement or Secured Cash Management Agreement;

(iii)                               the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(iv)                              any structural change in, restructuring of or other similar organizational change of the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates; or

(v)                                 any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Agreement shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments, provided that a Guarantor may be released from the Guaranteed Obligations pursuant to Section 4.18.

(b)                                 Each Guarantor represents, warrants and agrees that its obligations under this Agreement are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Administrative Agent, the other Secured Parties, the Borrower or any Guarantor whether now existing or which may arise in the future.

(c)                                  Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement, and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement.

Section 2.5                                    Waivers.  To the extent permitted by Applicable Law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)                                 any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any other Secured Party to proceed in respect of the Guaranteed Obligations against the Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

(b)                                 any right it may now or in the future have under any provision of principle of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligation hereunder, including the benefit of any statute of limitations affecting such Guarantor’s liability hereunder;

(c)                                  any defense based upon the failure of the Administrative Agent or any other Secured Party to commence an action in respect of the Guaranteed Obligations against the Borrower, such Guarantor, any other Guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(d)                                 any defense arising by reason of incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations;

(e)                                  any defense based on the Secured Parties’ errors or omissions in the administration of the Guaranteed Obligations, except behavior that amounts to bad faith;

(f)                                   any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the other Secured Parties of this Agreement;

(g)                                  any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the fullest extent permitted by Applicable Law, the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement; and

(h)                                 any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon, or acceptance of, this Agreement.

Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any other Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such other Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Agreement, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing.  The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement, the other Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements and, but for this Agreement and such waivers, the Administrative Agent and the other Secured Parties would decline to enter into the Credit Agreement, the other Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements.

Section 2.6                                    Modification of Loan Documents, etc.  Neither the Administrative Agent nor any other Secured Party shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Agreement or any of the obligations of any Guarantor under this Agreement:

(a)                                 any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)                                 any action under or in respect of the Credit Agreement, the other Loan Documents, the Secured Hedge Agreements or the Secured Cash Management Agreements in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c)                                  any amendment to, or modification of, in any manner whatsoever, any Loan Document, Secured Hedge Agreement or any Secured Cash Management Agreement;

(d)                                 any extension or waiver of the time for performance by any Guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, Secured Hedge Agreement or Secured Cash Management Agreement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)                                  the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Secured Parties have been granted a Lien, to secure any Indebtedness of any Guarantor or the Borrower to the Administrative Agent or the other Secured Parties;

(f)                                   the release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor or the Borrower to the Administrative Agent or any other Secured Party;

(g)                                  any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or the Borrower are subordinated to the claims of the Administrative Agent or any other Secured Party; or

(h)                                 any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Guarantor or the Borrower to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion.

Section 2.7                                    Demand by the Administrative Agent.  In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

Section 2.8                                    Remedies.  Upon the occurrence and during the continuance of any Event of Default, notwithstanding the existence of any dispute with respect to the existence of such Event of Default, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement, the other Loan Documents, any Secured Hedge Agreements, any Secured Cash Management Agreements or otherwise.

Section 2.9                                    Benefits of Agreement.  The provisions of this Agreement are for the benefit of the Administrative Agent and the other Secured Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent and the other Secured Parties, the obligations of the Borrower under the Loan Documents, any Secured Hedge Agreements or any Secured Cash Management Agreements.  In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any other Secured Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or “Secured Party” herein shall be deemed to refer equally to such Person or Persons.

Section 2.10                             Termination; Reinstatement.

(a)                                 Subject to clause (c) below, this Agreement shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Guarantors shall have been indefeasibly paid in full in cash and the Commitments terminated.

(b)                                 No payment made by the Borrower, any Guarantor or any other Person received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantors shall have been indefeasibly paid in full in cash and the Commitments terminated.

(c)                                  Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Guaranteed Obligations is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened claim, or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any other Secured Party to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Agreement shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Agreement (and such Lien or Collateral, if any) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

Section 2.11                             Payments.  Any payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with Section 10.4 of the Credit Agreement, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

Section 2.12                             Subordination of Other Obligations.  Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the other Secured Parties to enter into the Loan Documents, Secured Hedge Agreements and Secured Cash Management Agreements and to make any Extensions of Credit, each Guarantor hereby represents and warrants that each representation and warranty contained in Article VII of the Credit Agreement relating to such Guarantor is true and correct as if made by such Guarantor herein.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                    Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.1 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors, at the address of the Borrower set forth in Section 12.1 of the Credit Agreement.

Section 4.2                                    Amendments, Waivers and Consents.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 12.2 of the Credit Agreement.

Section 4.3                                    Expenses; Indemnification; Waiver of Consequential Damages, etc.

(a)                                 The Guarantors shall, jointly and severally, pay all reasonable and documented out-of-pocket expenses (including, without limitation, attorney’s fees and expenses) incurred by the Administrative Agent and each other Secured Party to the extent the Borrower would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(b)                                 The Guarantors shall, jointly and severally, pay and indemnify the Secured Parties against Indemnified Taxes and Other Taxes to the extent the Borrower would be required to do so pursuant to Section 5.11 of the Credit Agreement.

(c)                                  The Guarantors shall, jointly and severally, indemnify each Indemnitee to the extent the Borrower would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by Applicable Law, no Guarantor or Indemnitee shall assert, and hereby each Guarantor and Indemnitee hereby waives, any claim against any Guarantor or Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (d) shall limit the Credit Parties’ indemnification and reimbursement obligations to the extent set forth in this Agreement and the other Loan Documents.

(e)                                  No Guarantor or Indemnitee referred to in this Section 4.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, or the other Loan Documents or the transactions contemplated hereby or thereby; provided that nothing in this clause (e) shall limit the Credit Parties’ indemnification and reimbursement obligations to the extent set forth in this Agreement and the other Loan Documents.

(f)                                   All amounts due under this Section 4.3 shall be payable promptly after demand therefor, which demand shall be accompanied by a summary statement thereof.

Section 4.4                                    Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement to such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement and although such obligations of such Guarantor may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Secured Party different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Secured Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its Affiliates may have.  Each Secured Party agrees to notify such Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 4.5                                    Governing Law; Jurisdiction; Venue; Service of Process.

(a)                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)                                 Submission to Jurisdiction.  Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any other Secured Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1 of the Credit Agreement.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 4.6                                    Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 4.7                                    Reserved.

Section 4.8                                    No Waiver by Course of Conduct, Cumulative Remedies.  Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 4.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion.  The enumeration of the rights and remedies of the Administrative Agent and the other Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the other Secured Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.

Section 4.9                                    Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Guarantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Lenders (in accordance with the Credit Agreement).

Section 4.10                             All Powers Coupled With Interest.  All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Guaranteed Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

Section 4.11                             Survival of Indemnities.  Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 4.4 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

Section 4.12                             Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 4.13                             Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 4.14                             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e., “pdf’ or “tif’) format shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Section 4.15                             Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement or any other Loan Document and those of the Credit Agreement, the provisions of the Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in any other Loan Document shall not be deemed a conflict with this Agreement.

Section 4.16                             Advice of Counsel, No Strict Construction.  Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 4.17                             Acknowledgements.  Each Guarantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 it has received a copy of the Credit Agreement and has reviewed and understands the same;

(c)                                  neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(d)                                 no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Guarantors and the Secured Parties.

Section 4.18                             Releases.  (a) At such time as the Guaranteed Obligations shall have been paid in full in cash and the Commitments have been terminated (other than (1) contingent indemnification obligations and cost reimbursement obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the other Secured Parties and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b)                                 In the event that all Equity Interests of any Guarantor that is a Subsidiary of the Borrower shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the reasonable expense of the Borrower, such Guarantor shall be released from its obligations hereunder; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and a description of the sale or other disposition in reasonable detail, together with a certification by a Responsible Officer of the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

Section 4.19                             Additional Guarantors.  Each Subsidiary of Holdings that is required to become a party to this Agreement pursuant to Section 8.13 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a supplement in form and substance reasonably satisfactory to the Administrative Agent.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Agreement under seal by their duly authorized officers, all as of the day and year first above written.

BOOT BARN, INC., as Borrower

By:	/s/ Greg Hackman
Name: Greg Hackman
Title Chief Financial Officer and Secretary

Guarantors

BOOT BARN HOLDINGS, INC.

By:	/s/ Greg Hackman
Name: Greg Hackman
Title: Chief Financial Officer, Secretary, Principal Financial Officer and Principal Accounting Officer

After giving effect to the Closing Date Merger SHEPLERS HOLDING CORPORATION

By:	/s/ Greg Hackman
Name: Greg Hackman
Title Chief Financial Officer and Secretary

SHEPLERS, INC.

By:	/s/ Greg Hackman
Name: Greg Hackman
Title Chief Financial Officer and Secretary

Signature Page to Guaranty Agreement — Boot Barn

Acknowledged by the Administrative Agent as of the day and year first written above:

GCI CAPITAL MARKETS LLC, as Administrative Agent

By:	/s/ Marc C. Robinson
Name: Marc C. Robinson
Title Managing Director

Signature Page to Guaranty Agreement — Boot Barn